Exhibit 20

MONTHLY SERVICER'S CERTIFICATE

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B

For the Determination Date of:     11-Apr-03

For the Monthly Period:                Mar-03

The undersigned, a duly authorized representative of World Financial Network National Bank, as Servicer pursuant to the Pooling and Servicing Agreement Dated as of January 17, 1996 (the “Pooling and Servicing Agreement”) by and between World Financial Network National Bank and the Bank of New York, as Trustee, does hereby certify as follows:

1.     Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement: The Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement.  References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.     World Financial Network National Bank is Servicer under the Pooling and Servicing Agreement.

3.     The undersigned is a Servicing Officer.

4.     The date of the Certificate is 11-Apr-03, which is a Determination Date under the Pooling and Servicing Agreement.

 5.    The aggregate amount of Collections processed during the preceding Monthly Period was equal to $476,917,190.19.

 (a)       The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (The “Collections of Finance Charge Receivables”) was equal to $60,489,119.45.

 (b)       The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (The “Collections of Principal Receivables”) was equal to $416,428,070.74.

6.     The aggregate amount of Receivables as of the end of the last day of the most recent Monthly Period was equal to $2,218,753,245.11.

7.     Attached hereto is a true and correct copy of the statements required to be delivered by the servicer on the date of the Certificate to the Paying Agent Pursuant to Article V.

8.     To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate on 15-April-03.

World Financial Network National Bank, as Servicer

Signed by:	Daniel T. Groomes

Title:	President

MONTHLY SERVICER'S CERTIFICATE

WORLD FINANCIAL NETWORK NATIONAL BANK

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

SERIES 1996-B

Monthly Period:	Mar-03
Determination Date:	11-Apr-03
Distribution Date:	15-Apr-03
Number of Days in period	29
Period- 1996-B	83

I. DEAL PARAMETERS - Series 1996-B

(a) Class A Initial Investor Interest	$283,500,000.00	79.00%
(b) Class B Initial Investor Interest	$29,750,000.00	8.29%
(c) Collateral Initial Interest	$36,750,000.00	10.24%
(d) Class D Initial Investor Interest	$8,860,760.00	2.47%
(e) Total Initial Interest (a + b + c + d)	$358,860,760.00

(f) Required Retained Transferor Percentage	4.00%
(g) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%

(h) LIBOR rate as of most recent reset day	1.28000%

(i) Class A Certificate Rate	6.95%
(j) Class B Certificate Rate	7.20%
(k) Current Collateral Certificate Rate	2.32668%
(l) Current Class D Certificate Rate	7.28%

(m) Servicing Fee Percentage	2.00%

II. INVESTED AMOUNTS AND ALLOCATION PERCENTAGES

1996-B

(a) Beginning of Period Class A Invested Amount	$283,500,000.00
(b) Beginning of Period Class B Invested Amount	$29,750,000.00
(c) Beginning of Period Collateral Interest	$36,750,000.00
(d) Beginning of Period Class D Invested Amount	$8,860,760.00
(e) Beginning of Period Total Invested Amount (a + b + c + d)		$358,860,760.00

(f) End of Period Class A Invested Amount (a - IX.b - XI.g)	$141,750,000.00
(g) End of Period Class B Invested Amount (b - IX.e - XI.m)	$29,750,000.00
(h) End of Period Collateral Interest (c - IX.h - XI.r)	$11,109,828.00
(i) End of Period Class D Invested Amount	$8,860,760.00
(j) End of Period Total Invested Amount (f + g + h + i)		$191,470,588.00

(k) Floating Allocation Percentage (e / (I.a))	15.89%
(l) Class A Floating Allocation Percentage (a / e)	79.00%
(m) Class B Floating Allocation Percentage (b / e)	8.29%
(n) Collateral Allocation Percentage (c / e)	10.24%
(o) Class D Floating Allocation Percentage (d / e)	2.47%

(p) Floating Allocation of Defaulted Amount	$2,916,789.22

III. RECEIVABLES IN THE TRUST

(a) Beginning of the Month Principal Receivables	$2,258,168,875.71

(b) Collection of Principal Receivables	$416,428,070.74
(c) Defaulted Receivables (principal charge-offs):	$18,386,963.89
(d) Dilution (Principal net of Debit Adjustments):	$45,189,292.59
(e) Sales (principal receivables generated):	$440,588,696.62
(f) Net (Removal)/Addition of Principal Receivables:	$0.00

(g) End of Month Principal Receivables (a - b - c - d + e + f)	$2,218,753,245.11

(h) Recoveries of previously Charged-off Receivables:	$5,388,866.34

(i) Beginning of the Month Finance Charge Receivables	$72,746,330.49
(j) End of the Month Finance Charge Receivables	$64,960,647.71

(k) Total Receivables as of 6 months prior to this distribution date	$2,209,900,431.73

IV. RECEIVABLES PERFORMANCE SUMMARY

COLLECTIONS:
(a) Collections of Principal Receivables	$416,428,070.74
(b) Collections of Finance Charge Receivables	$60,489,119.45
(c) Total Collections (a+b)	$476,917,190.19
(d) Monthly Payment Rate (% of Total Receivables Outstanding (at beginning of month))	21.12%

DELINQUENCIES AND LOSSES:
End of the month delinquencies:
(e) 1-30 days delinquent (CA1)	$131,134,358.55	51.41%
(f) 31-60 days delinquent (CA2)	$40,168,300.24	15.75%
(g) 61-90 days delinquent (CA3)	$27,509,988.62	10.79%
(h) 91-120 days delinquent (CA4)	$22,396,463.19	8.78%
(i) 121-150 days delinquent (CA5)	$18,246,654.53	7.15%
(j) 151+ days delinquent (CA6)	$15,609,838.99	6.12%

(k) Total delinquencies (e +f + g + h + i + j)	$255,065,604.12	100.00%

CHARGE-OFFS:
(l) Gross Principal Charge-Offs (% of Total Principal Receivables (at end of month))	9.94%	(annualized)
(m) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))	0.83%
(1.) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 months prior))	9.98%	(annualized)
(n) Net Principal Charge-Offs (% of Total Principal Receivables (at end of month))	7.03%	(annualized)

YIELD:
(o) Portfolio Yield	21.04%	(annualized)
(p) Base Rate	6.26%	(annualized)
(q) Excess Finance Charge Collections %	14.78%	(annualized)

V. TRANSFEROR INTEREST

(a) Required Retained Transferor Percentage	4.00%
(b) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%

(c) Beginning Transferor’s Interest	$87,169,387.39
(d) Ending Transferor’s Interest	$(66,223,121.83)
(e) Required Transferor’s Interest ((V.a + V.b)*V.g)	$95,445,736.68
(f) Excess Funding Account Balance at end of Monthly Period	$0.00
(g) Principal and Principal Funding Account Balance at end of Monthly Period	$167,390,172.00
(h) Sum of Principal Receivables at end of Monthly Period, Excess Funding Account, Principal Account and Pricipal Funding Account at end of Monthly Period (f +h+ III.g)	$2,386,143,417.11

VI. TRUST ACCOUNT BALANCES AND EARNINGS

ACCOUNT BALANCES:

(a) Finance Charge Account	$2,110,325.81
(b) Cash Collateral Account - Series 1996-B	$8,750,000.00
(c) Spread Account- Series 1996-B	$2,015,822.80
(c) Principal Accumulation Account- Series 1996-B	$167,390,172.00
(f) Principal Funding Account- Series 1996-B	$0.00
(d) Reserve Account- Series 1996-B	$2,835,000.00

INTEREST AND EARNINGS:

(d) Interest and Earnings on Finance Charge Account (1996-B)	$2,233.46
(e) Interest and Earnings on Cash Collateral Account (1996-B)	$5,497.50
(f) Interest and Earnings on Spread Account	$2,048.30
(g) Interest and Earnings on Reserve Account (1996-B)	$1,645.14
(h) Interest and Earnings on Principal Account (1996-B)	$126,222.64
(i) Interest and Earnings on Principal Funding Account (1996-B)	$0.00

VII. ALLOCATION and APPLICATION of COLLECTIONS

Series 1996-B

(a) Floating Allocation of Finance Charges	$9,720,139.43
(b) Class A Available Funds ((II.l)*(a))	$7,678,910.14
(c) Class A Monthly Interest	$1,641,937.50
(d) Class A Swap Payment Due to Swap Provider	$0.00
(e) Class A Servicing Fee ((A.m*II.a)/12)	$472,500.00
(f) Class A Investor Default Amount (II.l*II.m)	$2,304,263.48
(g) Class A Uncovered Dilution	$0.00
(h) Class A contribution to Excess Spread (b - c - d - e - f - g)	$3,260,209.16

(i) Class B Available Funds ((II.m)*(a))	$805,811.56
(j) Class B Monthly Interest	$178,500.00
(k) Class B Swap Payment Due to Swap Provider	$0.00
(l) Class B Servicing Fee ((A.m*II.b)/12)	$49,583.33
(m) Class B contribution to Excess Spread (i - j - k - l)	$577,728.22

(n) Collateral Available Funds ((II.n)*(a))	$995,414.28
(o) Collateral Interest Servicing Fee [if not WFN or Harris]	$0.00
(p) Collateral Interest contribution to Excess Spread (n - o)	$995,414.28

(q) Class D Available Funds ((II.o)*(a))	$240,003.46
(r) Class D Servicing Fee ((A.m*II.d)/12)	$14,767.93
(s) Class D contribution to Excess Spread (q - r)	$225,235.52

(t) Total Contributions to Excess Spread (h +m +p + s)	$5,058,587.18
(u) Class A Required Amount	$0.00
(v) Class B Required Amount	$0.00
(w) Class B Investor Default Amount (II.m*II.p)	$241,805.43
(x) Class B Uncovered Dilution	$0.00
(y) Collateral Monthly Interest ((A.k or A.l)*(A.c-X.g)*(#days)/360)	$68,879.47
(z) Collateral Servicing Fee [if WFN or BONY] ((A.m*II.c)/12)	$61,250.00
(aa) Collateral Default Amount (II.n*II.p)	$298,700.82
(ab) Collateral Uncovered Dilution	$0.00
(ac) Class D Monthly Interest ((A.l)*(A.d - X.j)*(#days)/360)	$51,963.43
(ad) Class D Required Amount	$0.00
(ae) Class D Investor Default Amount (II.o*II.p)	$72,019.49
(af) Class D Uncovered Dilution	$0.00
(ag) Required to be Deposited into Cash Collateral Account	$0.20
(ah) Reserve Account Funding Date	82
(ai) Reserve Fund Cap	1.00%
(aj) Required Reserve Account Amount (ai * II.a)	$0.00
(ak) Amounts Due under Loan Agreement	$0.00
(al) Excess Fin. Chg. Collections Available to WFN (t-u-v-w-x-y-z-aa-ab-ac-ad-ae-af-ag-ak) (subject to adjustments in accordance with the Loan Agreements)	$4,263,968.34
(am) Required Draw from Cash Collateral Account	$0.00

VIII. YIELD and BASE RATE

Series 1996-B
Base Rate
(Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and Investor Servicing Fee divided by Investor Interest.

(a) Base Rate (current month)	8.49%
(b) Base Rate (prior month)	8.47%
(c) Base Rate (2 months prior)	8.56%

(d) 3 Month Average Base Rate	8.51%

Gross Portfolio Yield
(Finance Charge Collections allocable to investors/total invested amount)

(e) Gross Portfolio Yield (current month)	32.50%
(f) Gross Portfolio Yield (prior month)	27.78%
(g) Gross Portfolio Yield (2 months prior)	25.60%

(h) 3 Month Average Gross Portfolio Yield	28.63%

Portfolio Yield
(Finance Charge Collections allocable to investors less investor defaulted amount/total invested amount)

(i) Portfolio Yield (current month)	22.75%
(j) Portfolio Yield (prior month)	18.39%
(k) Portfolio Yield (2 months prior)	16.74%

(l) 3 Month Average Portfolio Yield	19.29%

Portfolio Adjusted Yield
(Portfolio Yield minus Base Rate)

(m) Portfolio Adjusted Yield (current month)	14.26%
(n) Portfolio Adjusted Yield (prior month)	9.92%
(o) Portfolio Adjusted Yield (2 months prior)	8.18%

(p) Portfolio Adjusted Yield (3 month average)	10.79%

Excess Spread Percentage
(Portfolio Yield less Base Rate less 15bps)

(q) Portfolio Adjusted Yield (current month)	14.11%
(r) Portfolio Adjusted Yield (prior month)	9.77%
(s) Portfolio Adjusted Yield (2 months prior)	8.03%

(t) Portfolio Adjusted Yield (3 month average)	10.64%

IX. ACCUMULATION and PRINCIPAL FUNDING ACCOUNT

Series 1996-B

(a) Cumulative Class A principal distributed to PFA (as of prior distribution date)	$0.00
(b) Class A Principal deposited in the PFA	$141,750,000.00
(c) Total Class A Principal deposited in the PFA (a + b)	$141,750,000.00

(d) Cumulative Class B principal distributed to PFA (as of prior distribution date)	$0.00
(e) Class B Principal deposited in the PFA	$0.00
(f) Total Class B Principal deposited in the PFA (d + e)	$0.00

(g) Cumulative Class C principal distributed to PFA (as of prior distribution date)	$0.00
(h) Class C Principal deposited in the PFA	$25,640,172.00
(i) Total Class B Principal deposited in the PFA (g + h)	$25,640,172.00

(j) Cumulative Class D principal distributed to PFA (as of prior distribution date)	$0.00
(k) Class D Principal deposited in the PFA	$0.00
(l) Total Class D Principal deposited in the PFA (j + k)	$0.00

(m) Ending PFA balance (c + f + i +l)	$167,390,172.00

X. PRINCIPAL REPAYMENT

Series 1996-B

(a) Class A Principal Paid (as of prior distribution dates)	$0.00
(b) Class A Principal Payments	$0.00
(c) Total Class A Principal Paid (a + b)	$0.00

(d) Class B Principal Paid (as of prior distribution dates)	$0.00
(e) Class B Principal Payments	$0.00
(f) Total Class B Principal Paid (d + e)	$0.00

(g) Collateral Principal Paid (as of prior distribution dates)	$0.00
(h) Collateral Principal Payments	$25,640,172.00
(i) Total Collateral Principal Paid (g + h)	$25,640,172.00

(j) Class D Principal Paid (as of prior distribution dates)	$0.00
(k) Class D Principal Payments	$0.00
(l) Total Class D Principal Paid (d + e)	$0.00

XI. INVESTOR CHARGE-OFFS

Series 1996-B
(a) Class A Investor Defaults and Uncovered Dilution	$2,304,263.48
(b) Reimbursed from Class A Available Funds	$2,304,263.48
(c) Reimbursed from Excess Spread	$0.00
(d) Reimbursed from Cash Collateral Account	$0.00
(e) Reimbursed from Reallocated Principal Collections	$0.00
(f) Total reimbursed in respect of Class A Investor Defaults and Dilution	$2,304,263.48
(g) Class A Investor Charge-off (a - f)	$0.00

(h) Class B Investor Defaults and Uncovered Dilution	$241,805.43
(i) Reimbursed from Excess Spread	$241,805.43
(j) Reimbursed from Cash Collateral Account	$0.00
(k) Reimbursed from Reallocated Principal Collections	$0.00
(l) Total reimbursed in respect of Class B Investor Defaults and Dilution	$241,805.43
(m) Class B Investor Charge-off (h - l)	$0.00

(n) Collateral Defaults and Uncovered Dilution	$298,700.82
(o) Reimbursed from Excess Spread	$298,700.82
(p) Reimbursed from Cash Collateral Account	$0.00
(q) Total reimbursed in respect of Collateral Defaults and Dilution	$298,700.82
(r) Collateral Charge-off (n - q)	$0.00

(s) Class D Investor Defaults and Uncovered Dilution	$72,019.49
(t) Reimbursed from Excess Spread	$72,019.49
(u) Reimbursed from Cash Collateral Account	$0.00
(v) Reimbursed from Reallocated Principal Collections	$0.00
(w) Total reimbursed in respect of Class D Investor Defaults and Dilution	$72,019.49
(x) Class D Investor Charge-off (s - w)	$0.00

World Financial Network National Bank, as Servicer

By:
Name:
Title: